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                                                                EXIHBIT 3.1b

                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                                       OF

                                  SKYMALL, INC.

         Pursuant to Section 78.390 of the Nevada Revised Statutes:

         We, Martin F. Smith, a Vice-President, and David A. Wirthlin, the Secretary, respectively, of SkyMall, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), in accordance with the provisions of Section 78.390 thereof, DO HEREBY CERTIFY:

         1. That the Corporation's Articles of Incorporation are amended to add Article 16 thereto, which Article reads as follows:

                  The capital stock of the Corporation shall have no pre-emptive rights except as set forth in any Certificate of Designation filed with the Nevada Secretary of State by the Corporation.

         2. That the foregoing amendment was approved by the Board of Directors of the Corporation and by the unanimous consent of the shareholders of the Corporation.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 14th day of October, 1996.

                                       /s/ Martin F. Smith
                                       ----------------------------------------
                                       MARTIN F. SMITH, Vice-President

ATTEST:

/s/ David A. Wirthlin
----------------------------------
DAVID A. WIRTHLIN, Secretary
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STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

         The foregoing instrument was acknowledged before me this 14th day of October, 1996 by Martin F. Smith, a Vice-President of SkyMall, Inc., a Nevada corporation, for and on behalf of the Corporation.


                                       /s/ Paul H. Tatz
                                       ----------------------------------------
                                       Notary Public

My commission expires:

           Aug. 1, 2000
----------------------------------

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

         The foregoing instrument was acknowledged before me this 14th day of October, 1996, by David A. Wirthlin, the Secretary of SkyMall, Inc., a Nevada corporation, for and on behalf of the Corporation.


                                       /s/ Paul H. Tatz
                                       ----------------------------------------
                                       Notary Public

My commission expires:

           Aug. 1, 2000
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